Exhibit 99.4

Project Safari Customer Talking Points

The following talking points are designed to be used to guide conversations with customers and answer their questions regarding SEACOR Holdings’ agreement to be taken private by an affiliate of AIP. If you do not know the answer to a question, please do not speculate or make up an answer, but refer the question to Eric Fabrikant.

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As you may have seen, today SEACOR Holdings, the parent company of [BUSINESS LINE], announced that it has entered into a definitive agreement to be taken private by an affiliate of American Industrial Partners, a private equity firm that focuses on investing in industrial, services, and marine businesses and providing them capital to accelerate growth.

●	This is exciting news and an important step for SEACOR to build upon our unique and diversified platform.

●	This transaction will give us the financial flexibility to further invest in our business and pursue growth opportunities that will expand our capabilities and benefit customers.

●	We expect the going-private transaction will be completed by the end of the first quarter of 2021.

●	I can assure you that nothing about our relationship will change as a result of today’s announcement – it is business as usual here at [BUSINESS LINE].

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Our number-one priority remains providing you with the highest quality service, while focusing on safety of our operations, reducing carbon footprint, respecting the environment, and providing reliable equipment maintained to the highest standard.

●	Thank you for your continued commitment – I would be happy to answer any questions you may have.

FAQ

1.	What does this transaction mean for [INSERT RELEVANT BU NAME] and my relationship with it?
●	This transaction has no impact on the day-to-day operations of [INSERT RELEVANT BU NAME] and your relationship with us remains unchanged.
●	We are we are focused on continuing to provide you with the reliable, quality service you have come to expect.

2.	Will this transaction have any implications on customer contracts or pricing?
●	We do not expect any changes to our customer contracts or pricing as a result of this transaction.
●	We expect the transaction to be completed by the end of the first quarter of 2021 and will be sure to update you with any additional developments throughout the process.
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This transaction will give SEACOR additional capital and the financial flexibility to further invest in our business and pursue growth opportunities that will expand our capabilities and benefit customers like yourself.

3.	Will you be discontinuing any of your service lines?
●	We do not expect any interruptions or changes for our customers as part of this transaction.
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We expect the transaction to be completed by the end of the first quarter of 2021 and our goal is to make the transition as seamless as possible for our customers. In the meantime, we are focused on continuing to provide you with the reliable, quality service you have come to expect.

4.	Will my normal contact change?
●	No – your contact at the Company will remain the same.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for any tender offer materials that AIP (or an entity AIP controls) or the Company will file with the United States Securities and Exchange Commission (the “SEC”). A solicitation and an offer to buy shares of the Company will be made only pursuant to an offer to purchase and related materials that AIP (or an entity AIP controls) intends to file with the SEC. At the time the tender offer is commenced, AIP (or an entity AIP controls) will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting the Company. Free copies of these materials and certain other offering documents will be made available by the Company upon request by mail to SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, FL 33316, attention: Investor Relations, or by phone at 1-954-523-2200, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by the Company will be available free of charge under the “Investors” section of the Company’s internet website at seacorholdings.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements discussed in this communication as well as in other reports, materials and oral statements that the Company releases from time to time constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements, including statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed, or if it is completed, that it will close in a timely manner; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived; (vi) the possibility of business disruptions due to transaction-related uncertainty and the response of business partners to the announcement, including customers; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) risks relating to the COVID-19 pandemic, including the volatility the pandemic has caused in the capital markets and the effects it has had and could continue to have on the global economy and (x) various other matters and factors discussed in Item 1A (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.